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                                                                     Exhibit 4.4

                               AMENDMENT NO. 2 TO
                       CONVERTIBLE SUBORDINATED DEBENTURES
                             AND PURCHASE AGREEMENT


               THIS AMENDMENT NO. 2 TO THE CONVERTIBLE SUBORDINATED DEBENTURES AND PURCHASE AGREEMENT, dated as of August 29, 2002 (this "Amendment No. 2"), is by and between the Investors (as such term is defined below) and Cray Inc., a corporation organized and existing under the laws of the State of Washington (the "Company").

               WHEREAS, the Company and Riverview Group, LLC, Omicron Partners, LP, Laterman & Co., Forevergreen Partners, Clarion Capital Corporation and Morton A. Cohen TTEE FBO The Morton A. Cohen Revocable Living Trust (together, the "Investors") are parties to a Convertible Subordinated Debentures and Warrant Purchase Agreement, dated as of November 6, 2001, as amended by Amendment No. 1 dated as of November 15, 2001 thereto ("Amendment No. 1") (such agreement, as amended by Amendment No. 1, is referred to herein as the "Purchase Agreement") pursuant to which the Company issued the Investors an aggregate of $9,300,000 principal amount of 5% Convertible Subordinated Debentures (the "Debentures") and Warrants to purchase an aggregate of 367,590 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and

               WHEREAS, all capitalized terms used but not defined herein shall be as defined in the Debentures or the Purchase Agreement, and

               WHEREAS, the Company and the Investors want to amend the Debentures and the Purchase Agreement to delete the right of the holders to convert the Debentures at the Alternate Conversion Price and to restore the right of the Company to make an optional redemption of the Debentures under certain circumstances as set forth herein,

               NOW THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and acknowledging that each party intends to and is entitled to rely on provisions herein in its favor, the parties, intending to be legally bound, hereby agree as follows:

        1. Amendments to the Debentures. The parties hereto hereby amend each of the Debentures as follows:

                        Section 4(a)(ii) of each Debenture is deleted, and the Set Price shall be the sole conversion price at which each Debenture is convertible into Common Stock at the option of the Holder. In the first sentence of Section 4(a)(i) of each Debenture, the parenthetical "(subject to the limitations on conversion set forth in Section 4(a)(ii) hereof)" is amended



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                        to "(subject to the limitations on conversion set forth
                        in Section 4(d) hereof)".

        2. Amendment to the Purchase Agreement. Section 1(d) of Amendment No. 1 to the Purchase Agreement is hereby amended to add the following at the end of that section:

                        ; provided, however, that, notwithstanding any of the foregoing, if the VWAPs for each of any twenty (20) consecutive Trading Days exceeds $6.00 per share (adjusted proportionately for stock splits or other subdivisions or combinations of the outstanding Common Stock), the Company shall have the right to redeem the Debentures as set forth in Sections 5(a) and (b) of the Debentures, subject to all of the terms and conditions therein, if the Company gives an Optional Redemption Notice within 30 days after any such 20 Trading Day period.

        3. Entire Amendment. This Amendment No. 2 sets forth all of the amendments being made to the Debentures and the Purchase Agreement at this time.



                       [Signature Page to Amendment No. 2]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by the undersigned, thereunto duly authorized, as of the date first written above.

                                    CRAY INC.


                                    By     /s/ James E. Rottsolk
                                      ------------------------------------------
                                           James E. Rottsolk, President



                                    INVESTORS:

                                    RIVERVIEW GROUP, LLC


                                    By     /s/  Terry Feeney
                                      ------------------------------------------
                                           Name:  Terry Feeney
                                           Title: Chief Administrative Officer



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                                    OMICRON PARTNERS, LP


                                    By:    Omicron Capital L.P., as subadvisor
                                    By:    Omicron Capital Inc., general partner


                                    By     /s/ Bruce Bernstein
                                      ------------------------------------------
                                           Bruce Bernstein, President



                                    LATERMAN & CO.


                                    By     /s/  Bernard Laterman
                                      ------------------------------------------
                                           Bernard Laterman, Managing Partner



                                    FOREVERGREEN PARTNERS


                                    By     /s/ Bernard Laterman
                                      ------------------------------------------
                                           Bernard Laterman, Managing Partner



                                    CLARION CAPITAL CORPORATION


                                    By     /s/ Morton A. Cohen
                                      ------------------------------------------
                                           Morton A. Cohen, President



                                    MORTON A. COHEN TTEE FBO
                                    THE MORTON A COHEN REVOCABLE
                                    LIVING TRUST


                                    By     /s/   Morton A. Cohen
                                      ------------------------------------------
                                           Morton A. Cohen, Trustee



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